SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 15, 2013
Date of Report

(Date of Earliest Event Reported)

Commission File No. 0-29935

Crown Equity Holdings Inc.
(Exact name of Registrant as specified in its charter)

Nevada, USA	33-0677140
(State of Incorporation)	(IRS Employer Identification No.)

11226 Pentland Downs Street, Las Vegas NV 89141
(Address of principal executive offices)(Zip Code)

Company's telephone number, including area code: (702) 448-1543

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

On October 15, 2013, the Board of Directors of Crown Equity Holdings Inc. (the "Company") appoints John Scrudato to the Company’s Board of Directors and elects Mr. Scrudato as the company’s Chief Financial Officer.

The Board was increased from three members to four members.

The company is also pleased to announce the election of Mike Zaman as its Chief Marketing Officer and Mark Vega as Chief Technology Officer.

John Scrudato CPA - in his capacity over the last twenty five years as managing partner of both, Scrudato & Co., CPA's, and John Scrudato CPA. , has administered and supervised  the Company’s audit, accounting, and tax clients, provided CFO services for individual clients, as well as Edgar financial oversight, and is an invaluable resource for all public accounting issues.  This accounting professional is a registered agent with the PCAOB and audits publicly traded companies through their oversight policies.

Mark Vega brings years of corporate planning and technical (IT) management experience to the company. Mark has been over the IT department of Crown Equity Holdings Inc., for over 7 years. His responsibilities include overall technical strategy in addition to managing advanced development groups. Mr. Vega attended California State University, studying Computer Science, Chemistry and Music.

Mike Zaman was born in Tehran, Iran and moved to Florida in the 1980's where he attended Florida International University to study Computer Science. Since becoming a U.S. citizen in 1995, he has been a corporate, marketing and sales consultant for many numerous companies and has advised or consulted in the process of mergers, acquisitions, as well as the raising of capital for private and public entities.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated October 15, 2013

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SIGNATURE

           Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN EQUITY HOLDINGS INC.

DATE: October 15, 2013	By	/s/ Kenneth Bosket
Kenneth Bosket, CEO

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